UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): January 27, 2011
FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	001-34653	81-0331430

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT	59116

(Address of principal executive offices)	(Zip Code)
(406) 255-5390

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective January 27, 2011, Jonathan R. Scott resigned as a member of the Board of Directors of First Interstate BancSystem, Inc. (the “Company” or the “Registrant”). Mr. Scott accepted the position of Commercial Bank Market President for the Jackson, Wyoming market of First Interstate Bank, the Registrant’s banking subsidiary. There were no disagreements between Mr. Scott and the Company regarding any matters relating to the Company’s operations, policies or practices.
Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On January 27, 2011, the Board of Directors of the Registrant adopted the Second Amended and Restated Bylaws of the Registrant, which make some clarifying language and section changes and which amend the Restated Bylaws of the Registrant in the following material respects:
     1. Under Section 2.9, directors shall be elected by a majority of the voting power of the shares present in person or represented by proxy at any meeting of shareholders and entitled to vote on the election of directors.
     2. Under Section 3.2, no director may stand for re-election to the Board after he or she has reached the age of seventy-two (72), unless and on a case by case basis, the director having reached the age of 72 is recommended, due to special circumstances then existing, to the Board by the Governance & Nominating Committee and his or her candidacy is approved by the Board of Directors.
     The description above is a summary of various amendments to the prior Amended and Restated Bylaws. This description does not purport to be complete and is qualified by reference to the Amended and Restated Bylaws of the Registrant, a copy of which is attached to this current report as Exhibit 3.8 and is incorporated herein by reference.
Item 8.01 — Other Events
     The Registrant has become a “controlled company” as that term is used under the NASDAQ Marketplace Rules. Certain members of the Scott family, all of whom are existing stockholders of the Registrant, filed a Schedule 13D with the Securities and Exchange Commission disclosing their greater than majority ownership of the Company.
     As a “controlled company,” the Company may rely on exemptions from certain NASDAQ corporate governance requirements, including the requirements that:
1.	a majority of the board of directors consist of independent directors;

2.	the Compensation Committee be comprised solely of independent directors; and,

3.	the Governance & Nomination Committee be comprised solely of independent directors.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
3.8	Second Amended and Restated Bylaws dated January 27, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 2, 2011

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer